SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K\A
                                Amendment No. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): December 4, 2003

                          COMMISSION FILE NO. 000-27323


                        AMERICAN EAGLE MANUFACTURING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               NEVADA                                     88-0429812
    ---------------------------------                 -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



               2052 CORTE DEL NOGAL, SUITE A, CARLSBAD, CA. 92009
 -------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (760) 804-1789
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                          Harbour Front Holdings, Inc.
                          300 Park Avenue, Suite 1700
                               New York, NY 10022
                        -------------------------------
                            FORMER NAME AND ADDRESS


ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

As a result of the acquisition of American Eagle Corp., a Nevada corporation ("Eagle Corp."), the control of the Registrant shifted to the former shareholders of Eagle Corp. The following persons will exercise control of the Registrant.

Name                         No. of shares            Percentage(1)
----                         -------------            ------------
Don Logan                    20,000,000 (2)                74.0%
Tiger Industries, Inc. (3)    3,500,000                    12.0%


(1) 100% of shares of Eagle Corp. have been acquired and 16,307,699 shares are issued to such shareholders.
(2) Don Logan and Barrie Logan hold these shares as joint tenants with rights of survivorship. They are husband and wife and are both officers and directors of the Company.
(3)  Robert L. Cashman is the beneficial owner of these shares.

     All of the present officers and directors have resigned.

     The new officers and Directors are the following: Don R. Logan, President, and Director and Barrie Logan, Vice-President, Secretary, and Director.

ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

On December 4, 2003, the Registrant acquired 89.3% of the issued and outstanding shares of Eagle Corp. in exchange for 23,500,000 shares of the Registrant's common stock. Upon 100% shareholder approval of Eagle Corp. which is anticipated, there will be 27,290,399 shares of the Registrant's common stock outstanding.


100% of the shareholders of Eagle Corp. have approved the exchange. There are now 27,290,399 shares of the registrant's common stock outstanding.

On September 30, 2003 substantially all of the holders of the notes due from American Eagle Corp elected to convert their notes to common stock of American Eagle Manufacturing Co, Therefore Notes Payable with a value of $1,045,233.34 on September 30, 2003 were converted to 1,045,234 shares of American Eagle Manufacturing Co restricted common stock.

DESCRIPTION  OF  THE  BUSINESS

The registrant American Eagle Manufacturing Co. (American Eagle or the Company) was originally incorporated as Finders Keepers, Inc., a Nevada Corporation on May 28, 1999. Finders Keepers, Inc. changed its name to The Bauer Partnership, Inc. on December 5, 2000. The Bauer Partnership, Inc. changed its name to Harbour Front Holdings, Inc. on January 27, 2003. Harbour Front Holdings, Inc. changed its name to American Eagle Manufacturing Co. on September 25, 2003.

American  Eagle  Manufacturing  Co.  ("American  Eagle")  is  the  new parent of
American Eagle Corp, a Nevada Corporation and American Eagle Motorcycles, a California Corp. American Eagle Manufacturing Co. has been formed to manufacture and market possibly the finest proprietary motorcycles in America, as well as expanding on the company's additional business acquisitions. The manufacturing operations are conducted via the wholly-owned subsidiary, American Eagle Motorcycles, a California corporation.

American Eagle intends to establish a small niche in the overall market for high-end users of motorcycles. American Eagle occupies a 35,000 Sq Ft. building in Carlsbad, California. The building serves as Corporate headquarters and a manufacturing facility.

American  Eagle  recently  completed  setting  up  a  its  production  facility.
Production has started on a start up basis. The Company had sales of approximately $300,000 in the last two weeks of December 2003. American Eagle anticipates commencement of full production at the facility in 2004. American Eagle intends to implement a long-term manufacturing philosophy of an integrated production line, which it expects will produce a standardized level of excellence at a controllable cost.

DESCRIPTION  OF  PRINCIPAL  PRODUCTS  &  SERVICES

American Eagle Motorcycles are completely handcrafted and hand-torqued to specifications, with double powdered coated frames available in "trick" paint schemes. American Eagle sells its motorcycles to a dealer at wholesale prices that allows the dealer to offer the motorcycles at a retail price in the range of $25,000 to $65,000 depending on the model and options. American Eagle's Motorcycles are listed in the NADA valuation Guide and Kelly Blue Book and are approved for financing by some major banks and finance houses in the USA.

American  Eagle  offers three motorcycles under the "American Eagle" brand name:

- Falcon M-S Sport Cruiser. After extensive refining, re-engineering, development and improvements, the new Falcon M-S Sport Cruiser is the end product. With features, styling and performance worthy of being American Eagle's "leading" product offering in its array of products and services. This bike is a new and revolutionary advancement in motorcycle technology. Its distinctive award winning design, configuration and styling is completely different from other sport cruisers. It incorporates numerous proprietary performance, handling and safety features, such as our race-proven, mono-shock design with an aluminum cantilever swing arm and adjustable rear shock absorber. Being designed from the ground up as a true "Sport Cruiser," the primary goal for this bike is performance. To take advantage of its "Z" rated tire, this bike is not only fast, but handles like a pedigree canyon carver with balance and agility normally found on sport bikes. In reality, it is a combination of custom cruiser, sport bike, and power cruiser all working together in one beautiful package. The Falcon M-S Sport Cruiser epitomizes "tomorrow's motorcycle today".

- Street Fighter. The Street Fighter is a sport tail pro-street Semi-Chopper with available rakes of 36 to 43 degrees. These Motorcycles are powered with optional 100ci to 113ci engines, with a 6-speed transmission. The bike features billet and chrome components, a one piece stretched "Fat Bob's" gas tank, 21" front tire and 18" 240 rear tire, with a strut-less 11" rear fender, analog gauges, drag bars, slash-cut staggered dual exhaust and custom paint schemes.

- Python. The Python is a 9-foot traditional style Chopper with a 46 degree rake, powered by optional 100ci to 113ci engines with a 6-speed transmission. Its features include billet and chrome components, a 1 piece custom frame molded gas tank, 21" front tire and 18" 240 rear tire, a strut-less 11 " rear fender, digital gauges, drag bars, and slash-cut staggered dual exhaust.

- Raptor. The Raptor features the 45-degree rake as well as the enormous 250 rear tire, which gives you the 'old school' chopper feel with innovative design and technology of today. The custom design wheels with matching rotors and pulley is really an eye catcher. We have included a powerful top of the line 100 cubic inch polished engine.

COMPETITIVE  BUSINESS  CONDITIONS

The market for motorcycles is highly competitive with a limited number of premier companies (e.g., Harley Davidson, Honda, Kawasaki, Suzuki, Yamaha, Victory, Big Dog and BMW) controlling the majority of the U. S. and international markets. These competitors are established global companies that have served these markets for several years. These competitors are more diversified and have substantially greater financial, production, sales and marketing resources than does the Company. The Company does not intend to go head-to-head with these competitors.

Motorcycle sales in the U.S. are up for the tenth consecutive year. Cruisers lead the market. Cruiser motorcycles comprise 55 percent of on-highway motorcycle sales. Sport bikes rank second with more than 20 percent of on-highway sales. Celebrities, executives, and the "couple next door" are all part of a rapidly expanding group of cruiser motorcycle owners who want to escape and enjoy the adventure and exhilaration of riding.

According to Motorcycle Industry Council (the "MIC") Motorcycle Owner Survey (the "Survey"), motorcycle sales in the U.S. exceeded 788,000 units in 2001 for the fourth straight year of double-digit increases and 862,000 units in 2002 and more than 900,000 units in 2003. It is expected that the strong demand for two-wheelers will result in the industry beating that mark by the end of 2004.

The Survey sheds more light on the demographics of today's rider. The motorcyclist of 2003 is likely to be 38 years old, to have attended college, and to be a well-established, family man. What's more, today's motorcyclist earns $44,250, which is more than $36,250 earned by the average American. More than 33 percent of today's owners earn at least $50,000 per year compared to 20 percent of owners in 1990. Although a 1998 study found that the typical motorcycle rider was male, recent trends reveal that women are joining the motorcycle ownership ranks in record numbers. Women now represent 8.2 percent of total motorcycle riders, up from 6.4 percent in 1990. One-third of the Motorcycle Safety Foundation class graduates are women. According to the survey, 58 percent of the women versus 59 percent of the men are married. Interestingly, women spent more than men spent on riding apparel ($317 versus $255) in 1998. Sales of used motorcycles are estimated to be rising which is another indication of the sustained enthusiasm for motorcycle riding. The number of previously owned motorcycles sold in 1998 is estimated at 1.3 million, based on 67 percent of MIC owner survey respondents who said they purchased a used motorcycle last year.

DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

The Company is currently dependent on one dealer to whom it sells motorcycles at wholesale prices. The dealer has exclusive rights to the Southern California and Clark County Nevada territories to develop fifteen dealerships. The Company expects to be dependent on various other independent dealers, of which more than twenty-five applications are in process for approval, as it expands its business operations throughout the United States.

PATENTS,  TRADEMARKS  &  LICENSES

American Eagle has applied for a trademark for its new logo. The Company has also applied for and received a trademark for its "TEVIS" System (Tunable, Engine, Vibration, Isolation, System). The Company is also in the process of obtaining a patent for its new spring loaded "TEVUS" system.

RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS

The Company has completed its research and development of three new high-performance motorcycles, the Python, Raptor and Streetfighter and is in the final stages of a new springer motorcycle to be named the "Raven" . The Company intends to introduce these bikes to the marketplace in early 2004.

American Eagle continually designs, develops, and tests prototypes of new motorcycle designs and many of its proprietary components. To complement American Eagle's in-house engineering staff, consulting engineers are retained for their specific areas of expertise. American Eagle will continue to develop and refine the design and components of the existing and future production models in parallel with commercial production. Current development efforts consist primarily of creating mock-ups and prototypes of new models, making design changes for future models, and conducting tests to improve the performance, safety, and durability of the current product line.

EMPLOYEES

American Eagle currently employs 20 full time personnel.

DESCRIPTION OF PROPERTY

American Eagle recently completed setting up a 35,000 square foot office and production facility located at 2052 Corte Del Nogal, Carlsbad, California 92009. The Company anticipates commencement of production at the facility in the first quarter of 2004.

On September 30 2003 Eagle Corp. acquired the assets and business of FunKarts La,("FunKarts") FunKarts Manufactures pedal, Electric and gasoline powered mini-cars and go-carts. The product line includes racecar and truck replicas as well as vintage automobile replicas. Traditionally, the Company marketed it products as a promotional item for such sponsors as, Nestle, Amoco, Chevron and NAPA Auto Parts. American Eagle is currently establishing avenues of distribution with several national retail chains and mass merchandisers of non-branded FunKarts. FunKarts will operate as a division of American Eagle Manufacturing Co.

RISK FACTORS

Dependence Upon External Financing. It is important that we obtain debt and/or equity financing of approximately $5,000,000 for at least the next year to sustain our current operations. If we are unable to raise this capital, it would have a materially adverse effect upon our ability to maintain current operations.

Also, it is imperative that we raise capital to expand our operations. We require additional capital to pursue our business strategy in becoming a major player in our industry. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, it would have a materially adverse effect upon our ability for growth pursuant to our business strategy.

Reliance on Key Management. Our success is highly dependent upon the continued services of our management team. If any of our management team were to leave us, it could have a materially adverse effect upon our business and operations.

The Company's auditor has raised an issue regarding the Company's ability to continue as a going concern. The Company has not generated significant revenues or profits to date. This factor among others, may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing.

The lawsuit brought by Wilkerson Consulting, Inc. raises concerns over the continued control of the Company. In the event the Company cannot settle the claims brought by Wilkerson Consulting, Inc. or obtain a favorable ruling with respect to the default judgment previously obtained by Wilkerson Consulting, Inc., it is possible that the Company's operations could be adversely affected.


Item  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On December 15, 2003 the client-auditor relationship between American Eagle Manufacturing Co., formerly Harbour Front Holdings, Inc. (the "Company") and Malone & Bailey, PLLC ("Malone") ceased as Malone was dismissed as the Company's Auditor.

To the knowledge of the Company's current Board of Directors, Malone's report of the financial statements of the Registrant for the period from March 23,2001 through December 31, 2002 and any related interim period did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the audit of the Company's financial statements for the period from March 23,2001 through December 31,2002 and any subsequent interim period through the date of dismissal, Malone did not have any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The financial statements reported on by Malone were not subject to any adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles from March 31, 2001 through December 31, 2002, and the interim periods through the date of this report.

On December 15, 2003, the Registrant engaged Pollard-Kelley Auditing Services, Inc. ("Kelley") as its independent accountant for the fiscal year ended December 31, 2003.

During the most recent fiscal year and any subsequent interim period prior to engaging Kelley, the Company did not consult with Kelley regarding either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's Financial Statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a) (1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K). Terrance L. Kelley has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Kelley did not furnish a letter to the commission.

The Company has requested that Malone review the disclosure and Malone has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the company herein. Such letter is filled as an exhibit to this Report.

ITEM  5.   OTHER  EVENTS.

As a result of the acquisition of American Eagle Corp. and the change in focus of the Registrant's business, the Registrant changed its name from Harbour Front Holdings, Inc. to American Eagle Manufacturing Co. and now trades under the new stock symbol AEMC. In addition, the former director and officer of the Registrant resigned and the directors and officers of American Eagle Corp. became the directors and officers of the Registrant. The new directors and officers are as follows: Don R. Logan-Chief Executive Officer and Director; and Barrie Logan-Vice President and Secretary. The Registrant also affected a 1:200 reverse stock split prior to the acquisition.

In June 2003 American Eagle Corp entered into a letter of intent to acquire Delta Stag Corp., a manufacturer of truck bodies. The letter of intent has been rescinded as of September 30, 2003. Problems in completing the audits of Delta Stag Corp. made it impossible to complete the transaction.

CERTAIN  RELATED  PARTY  TRANSACTIONS

Don Logan and Barrie Logan, the Company's officers and directors, received periodic loans and advances against expenses from the Company. As of the date of this filing, the aggregate principal outstanding balance of these loans and advances against expenses is approximately $118,861.65.

Don Logan and Barrie Logan, the Company's officers and directors, are husband and wife.


LEGAL  PROCEEDINGS

On December 20, 2001 American Eagle Corp. and Don R. Logan entered into an agreement to acquire certain assets from A.E. Technologies, Inc and or Gregory Spak. Only a small portion of the assets were delivered to American Eagle. American Eagle elected to rescind the contract and return the assets. This has resulted in the following legal actions being filed: Gregory Spak VS American Eagle Motorcycles filed February 27, 2003 Case No. GIN 027138 Superior Court North San Diego County. The Court denied the claim finding for American Eagle.

Comerica Bank VS American Eagle and American Eagle VS Gregory Spak and A.E. Technologies, Inc. filed June 20,2003 Case No Gv-818041 Superior Court County of Santa Clara. Comerica Bank is seeking to recover equipment that secured a loan to A.E. Technologies and Gregory Spak. A portion of the equipment has been received by American Eagle and is being stored awaiting instructions to return it to Comerica Bank. Comerica Bank is seeking $689,335. The management of American Eagle feels it has no liability in this case.

A.E. Technologies, Inc. and Gregory Spak VS American Eagle Corp. ET AL filed November 6, 2003 Case No 03CC00518 Superior court of Orange County Calif. Gregory Spak and A.E. Technologies, Inc. are suing to recover assets and damages for the breach of the contract that was rescinded by American Eagle. AE Technologies and Gregory Spak are seeking $15,750,000 in damages. American Eagle Management feels that they have very little if any liability in this matter. If the court should find American Eagle liable in either of these cases it could require American Eagle to issue more shares of stock to pay the damages. This could result in dilution to shareholders.

On March 5, 2003, a default judgment was entered against The Bauer Partnership, Inc., a former name of American Eagle Manufacturing Co. The Lawsuit styled as Wilkerson Consulting, Inc. vs. The Bauer Partnership, Inc. in the District Court of Dallas County, Texas in the 192nd Judicial District. In plaintiff's original petition, Wilkerson Consulting Inc. alleged that it had assigned contracts to The Bauer Partnership, Inc. in November 2001 relating to the purchase of properties in France and was entitled to $31,000 and 571,429 shares of The Bauer Partnership, Inc. The Company only recently became aware of the default judgment and the original petition that had been filed. The Company does not believe it was properly served and has filed a notice of appeal. Management believes that the Company has liability in the range of $30,000.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  American  Eagle  Manufacturing  Co.

(a) Audited consolidated Financial Statements of American Eagle Corp. as of 6-30-03.

Pollard-Kelley Auditing Services, Inc.
Auditing Services

3250 West Market St, Suite 307, Fairlawn, OH 44333 330-864-2265



American  Eagle  Corporation  and  Subsidiaries
(A  Development  Stage  Company)
Carlsbad, CA

We have audited the Consolidated Balance Sheet of American Eagle Corporation and Subsidiaries (a development stage company) as of June 30, 2003 and June 30, 2002 and the related Consolidated Statements of Income, Changes in Stockholders' Equity, and Statement of Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, based on our audits, the financial statements referenced above present fairly, in all material respects, the financial position of American Eagle Corporation and Subsidiary as of June 30, 2003 and June 30, 2002, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles accepted in the United States of America.


/s/ Terance L. Kelley
-------------------------
Terance  L.  Kelley
Certified  Public  Accountant
Fairlawn,  Ohio
November  30,  2003


AMERICAN EAGLE CORPORATION (A Development Stage Company)
C0NSOLIDATED BALANCE SHEETS
June 30, 2003 and 2002


                                  ASSETS


                                            2003        2002
                                         -----------  ---------
CURRENT ASSETS
      Cash                               $   82,582   $ 83,226
      Accounts receivable - Other            10,000          -
      Accounts receivable - shareholder      70,230      2,580
      Inventory                             563,673    249,313
      Prepaid interest                       84,750          -
      Prepaid expenses                       35,463     10,991
                                         -----------  ---------

      TOTAL CURRENT ASSETS                  846,698    346,110

FIXED ASSETS
      Furniture & fixtures                  170,307    162,971
      Equipment                              96,123        750
      Vehicles                               76,080     53,580
      Leasehold improvements                111,165     43,249
                                         -----------  ---------
                                            453,675    260,550
      Less: Accumulated depreciation        (63,519)   (17,708)
                                         -----------  ---------

                                            390,156    242,842

OTHER ASSETS
      Deposits                               63,890     38,890
      Trademarks & patents                   25,354     22,255
                                         -----------  ---------

                                             89,244     61,145
                                         -----------  ---------


                                         $1,326,098   $650,097
                                         ===========  =========




See accompanying notes and accountant's report.


            LIABILITIES AND STOCKHOLDERS' EQUITY


                                      2003         2002
                                  ------------  ----------
CURRENT LIABILITIES
  Notes payable                   $   765,000   $       -
  Accounts payable                     37,100       9,136
  Accrued interest                     20,583           -
  Accrued wages                         5,783           -
  Accrued and withheld taxes            2,530           -
                                  ------------  ----------

       TOTAL CURRENT LIABILITIES      830,996       9,136



STOCKHOLDERS' EQUITY
  Common stock                         22,545      21,294
  Additional contributed capital    1,690,568     735,877
  Retained deficit                 (1,218,011)   (116,210)
                                  ------------  ----------

                                      495,102     640,961
                                  ------------  ----------


                                  $ 1,326,098   $ 650,097
                                  ============  ==========


AMERICAN EAGLE CORPORATION ( A Development Stage Company)
CONSOLIDATED STATEMENT OF INCOME
For the Year ended June 30, 2003, for the Eight and One Half months ended June
30, 2002, and for the Period from October 15, 2001 (Date of Inception) Through
June 30, 2003 (Since Inception)


                                                                  SINCE
                                       2003          2002       INCEPTION
                                    ------------  ------------  ------------
REVENUES                          $         -   $         -   $         -

EXPENSES
      Manufacturing                   438,710        22,601       461,311
      Sales and marketing             257,931        18,723       276,654
      General and administrative      405,916        74,232       480,148
                                   ------------  ------------  ------------
                                    1,102,557       115,556     1,218,113
                                   ------------  ------------  ------------

OPERATING LOSS                     (1,102,557)     (115,556)   (1,218,113)

OTHER INCOME
      Miscellaneous                       756           146           902

TAX PROVISIONS                              -          (800)         (800)
                                   ------------  ------------  ------------


NET LOSS                          $(1,101,801)  $  (116,210)  $(1,218,011)
                                   ============  ============  ============

LOSS PER SHARE                         ($0.05)       ($0.01)

Average Share Outstanding          21,919,910    10,647,171


AMERICAN EAGLE CORPORATION (A Development Stage Company)
CONSOLIDATED STATEMENT CHANGES OF STOCKHOLDERS' EQUITY
For the Period from October 15, 2001 (Date of Inception) Through June 30, 2003 (Since Inception)

                                                                      ADDITIONAL
                                 PREFERRED STOCK       COMMON STOCK     PAID IN      RETAINED
                                 SHARES  AMOUNT     SHARES    AMOUNT    CAPITAL      DEFICIT        TOTAL
                                 ------  -------  ----------  -------  ----------  ------------  ------------
Balance at Inception                  -  $     -           -  $     -  $        -  $         -   $         -

  Shares for assets contributed       -        -  20,000,000   20,000      90,000            -       110,000
  Stock sales                         -        -   1,294,342    1,294     645,877            -       647,171
  Net Loss                            -        -           -        -           -     (116,210)     (116,210)
                                 ------  -------  ----------  -------  ----------  ------------  ------------

 Balance at June 30, 2002             -        -  21,294,342   21,294     735,877     (116,210)      640,961

  Shares for services                 -        -      85,424       85      42,627            -        42,712
  Stock sales                         -        -   1,165,711    1,166     912,064            -       913,230
  Net Loss                            -        -           -        -           -   (1,101,801)   (1,101,801)
                                 ------  -------  ----------  -------  ----------  ------------  ------------

 Balance at June 30, 2003             -  $     -  22,545,477  $22,545  $1,690,568  $(1,218,011)  $   495,102
                                 ======  =======  ==========  =======  ==========  ============  ============


 See accompanying notes and accountant's report.


AMERICAN EAGLE CORPORATION (A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year ended June 30, 2003, for the Eight and One Half months ended June 30, 2002, and for the Period from October 15, 2001 (Date of Inception) Through June 30, 2003 (Since
Inception)

                                                                                SINCE
                                                       2003         2002      INCEPTION
                                                   ------------  ----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $(1,101,801)  $(116,210)  $(1,218,011)
  Adjustments to reconcile net earnings to net
    cash provided (used) by operating activities:
      Depreciation                                      45,811      17,708        63,519
      Common stock for services                         42,712           -        42,712
    Changes in Current assets and liabilities:
      (Increase) in Accounts receivable - Other        (10,000)          -       (10,000)
      (Increase) in Inventories                       (314,360)   (249,313)     (563,673)
      (Increase) in Prepaid interest                   (84,750)          -       (84,750)
      (Increase) in Prepaid expenses                   (24,472)    (10,991)      (35,463)
      Increase in Accounts payable                      27,964       9,136        37,100
      Increase in Accrued interest                      20,583           -        20,583
      Increase in Accrued wages                          5,783           -         5,783
      Increase in Accrued taxes                          2,530           -         2,530
                                                   ------------  ----------  ------------
      NET CASH (USED) BY
            OPERATING ACTIVITIES                    (1,390,000)   (349,670)   (1,739,670)
CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in Shareholder receivables                  (67,650)     (2,580)      (70,230)
  Increase in deposits                                 (25,000)    (38,890)      (63,890)
  Increase in Trademarks                                (3,099)    (22,255)      (25,354)
  Purchase of Fixed assets                            (193,125)   (150,550)     (343,675)
                                                   ------------  ----------  ------------
      NET CASH PROVIDED (USED) BY
            INVESTING ACTIVITIES                      (288,874)   (214,275)     (503,149)
CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of Common stock                                 913,230     647,171     1,560,401
  Increase in Notes payable                            765,000           -       765,000
                                                   ------------  ----------  ------------
      NET CASH USED BY
            FINANCING ACTIVITIES                     1,678,230     647,171     2,325,401
                                                   ------------  ----------  ------------
NET INCREASE (DECREASE) IN CASH                           (644)     83,226        82,582
CASH AT BEGINNING OF PERIOD                             83,226           -             -
                                                   ------------  ----------  ------------

CASH AT END OF PERIOD                              $    82,582   $  83,226   $    82,582
                                                   ============  ==========  ============


 See accompanying notes and accountant's report.

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

American Eagle Corporation and subsidiaries (the Company) are development stage companies as defined under Statements of Financial Accounting Standards Number
7. The Company was incorporated in the state of Nevada on October 15, 2001. On May 22, 2002 the Company formed American Eagle Manufacturing Corporation a California corporation as a wholly owned subsidiary. The subsidiary has been inactive since its formation. On June 19, 2003 the Company formed American Eagle Manufacturing, GMBH a German Corporation as a wholly owned subsidiary.

The consolidated financial statements include the accounts of American Eagle Corporation and American Eagle Manufacturing, GMBH its active wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term debt securities to be cash equivalents.

Cash  paid  during  the  years  for:

                                2003           2002
     Interest                  $               $ -0-
     Income  taxes             $  -0-          $800

Inventories

Inventory costing at June 30, 2002 and June 30, 2003 uses the FIFO (first in, first out) method. Inventory breakdown is as follows:

                                2003           2002
     Raw  Materials            $137,350       $240,635
     Work  in  Process          127,853              0
     Finished  Goods            298,260              0
                                -------       ---------
Total                          $563,673        $240,635
                                =======       =========

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for on a straight line basis over their estimated useful lives as follows:

          Furniture  &  fixtures            5-7  years
          Equipment                         7  years
          Vehicles                          5  years
          Leasehold  improvements           39  years

Other Assets

The Company's other assets are made up of Deposits with the landlord for rent. Trademarks & Patents represent the Company's outside costs of establishing their product's trademarks and some initial third party costs for patent applications. These cost will be amortized over the estimated useful life of the trademark or patent once the Company starts to sell product. The Company has not yet established as estimated useful life for their trademarks or patents at this time.

Income Taxes

The Company accounts for income taxes under principals, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of the assets and liabilities using enacted tax rates. The Company has no significant differences between book and tax accounting. At June 30, 2003 the Company had an estimated tax loss carryforward of approximately $1,000,000.

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - NOTES PAYABLE

During 2003 the Company entered into a series of notes with individuals. The notes were due in either six or twelve months, had a 30% prepaid interest and fees factor, bore interest at 7% to 15% and could be converted into shares of the Company's common stock at the holder's option. Shares of the Company's common stock also secure the notes. A summary of these note and their provisions is as follows:


   Date       Amount   Balance due   Due date   Interest rate     Conversion rate
---------    --------  -----------  ----------  -------------  ---------------------
12/11/02     $150,000   $150,000     12/11/03         7%         $.50 per share and
                                                                 warrants at $2.00
                                                                 for equal number of
                                                                 shares.
02/05/03      $50,000     50,000     08/05/03         10%        80% of average price
02/28/03      $50,000     50,000     08/31/03         10%        80% of average price
03/31/03     $140,000    140,000     09/30/03         10%        80% of average price
05/31/03       $50,000    50,000     11/30/03         10%        80% of average price
05/31/03       $50,000    50,000     11/30/03         10%        80% of average price
05/31/03     $150,000    150,000     11/30/03         15%        80% of average price
05/01/03     $125,000    125,000     04/30/04         15%        $2.00 per share
                        --------
          Total        $ 765,000
                       ==========

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2003


NOTE  3  -  EQUITY

COMMON STOCK

The Company had 200,000,000 and 50,000,000 common shares authorized and 22,545,477 and 21,294,342 shares issued and outstanding at June 30, 2003 and 2002 respectively. Par value per share at the end of each year was $0.001.

PREFERRED STOCK

The Company had 10,000,000 and 100,000 shares authorized. There were no shares outstanding at either June 30, 2003 or June 30, 2002. The terms of the preferred stock are to be set by the board of directors when issued.

Warrants

The Company has issued warrants to purchase shares of stock for $2.00 per share. The warrants were issued in December 2002, and continue up to the present. The warrant holder has 24 months form the date of issue to exercise the warrant. At June 30, 2003 the Company had issued 2,327,704 warrants.

NOTE 4 - RELATED PARTIES

The Company has from time to time made advances to its principal stockholder and Chief executive officer. The advances are unsecured, and bear no interest. The total outstanding under this informal arrangement was $70,230 and $2,580 at June 30, 2003 and June 30, 2002 respectively.

NOTE 5 - COMMITMENTS

On February 27, 2002 the Company entered into a five-year lease for its present manufacturing and administrative facilities. The lease was to begin August 1, 2002. Lease payments are on a sliding scale as follows:

          Period               Monthly  Rent
          Months  1-8          $11,580
          Months  9-12         $18,515
          Months  12-24        $19,260
          Months  25-36        $20,030

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 5 - COMMITMENTS - CONTINUED

          Months  37-48          $20,830
          Months  49-60          $21,670

The lease provides for an additional 60-month extension with proper notice. Rent under the extension is at then current fair market value. The amount below for fiscal 2008 is under this extension period and is estimated.

Future  minimum  payments  due  under  this  lease  agreement  are  as  follows:

          Fiscal  2004          $229,715
                  2005          $239,530
                  2006          $249,430
                  2007          $259,420
                  2008          $269,000  estimated

NOTE 6 - GOING CONCERN

The Company has not generated significant revenues or profits to date. This factor among others, may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 - LEGAL PROCEEDINGS

On June 20, 2003 a bank filed suit against the Company and a shareholder for $689,335 and to recover equipment that secured a loan to a third party. A portion of the equipment has been received by the Company and is being stored awaiting instructions to return it to the Bank. Management feels it has no liability in this case.

On November 6, 2003 a shareholder and a third party filed suit against the Company to recover assets and damages for breach of contract that was rescinded by the Company. The suit seeks $15,750,000 in damages. The Company rescinded the contract because the sellers did not have clear title to the assets they were selling to the Company. Management feels it has little or no liability in this matter. Management also feels that if it should be found liable in this case it would be required to issue additional shares of it stock to satisfy the liability.

                   AMERICAN EAGLE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2003

NOTE 8 - SUBSEQUENT EVENTS

On November 6, 2003 a shareholder and a third party filed suit against the Company to recover assets and damages for breach of contract that was rescinded by the Company. The suit seeks $15,750,000 in damages. The Company rescinded the contract because the sellers did not have clear title to the assets they were selling to the Company. Management feels it has little or no liability in this matter. Management also feels that if it should be found liable in this case it would be required to issue additional shares of it stock to satisfy the liability.

As of November 30, 2003 substantially all note holders at June 30, 2003 have agreed to convert their notes to shares of the Company's common stock.

(b) Pro Forma consolidated Financial Statements of American Eagle Manufacturing Co. as of 9-30-03.

The accompanying Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for American Eagle Corporation and Subsidiaries, Inc. and American Eagle Manufacturing Co.


                          AMERICAN EAGLE MANUFACTURING CO.
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                 September 30, 2003
                                       ASSETS


                                    American            American                Pro Forma
                                      Eagle               Eagle                  Entries
                                    Corporation       Manufacturing                and
                                  and Subsidiaries         Co.        Note    Elimination's    Consolidated
                                 ------------------  ---------------         ---------------  --------------
 CURRENT ASSETS
    Cash                         $         136,689   $            -          $            -   $     136,689
    Accounts receivable - Other             10,000                -                       -          10,000
    Inventory                              770,144                -                       -         770,144
    Prepaid expenses                        26,568                -                       -          26,568
                                 ------------------  ---------------         ---------------  --------------
 TOTAL CURRENT ASSETS                      943,401                -                       -         943,401

 FIXED ASSETS
    Furniture & fixtures                   192,735                -                       -         192,735
    Equipment                            1,448,549                -                       -       1,448,549
    Vehicles                                76,080                -                       -          76,080
    Leasehold improvements                 111,165                -                       -         111,165
                                 ------------------  ---------------         ---------------  --------------
                                         1,828,529                -                       -       1,828,529
 Less: Accumulated depreciation            (74,972)               -                       -         (74,972)
                                 ------------------  ---------------         ---------------  --------------
 TOTAL FIXED ASSETS                      1,753,557                -                       -       1,753,557

 OTHER ASSETS
    Investments                                  -                -     1,2               -               -
    Deposits                                38,890                -                       -          38,890
    Trademarks & patents                    25,354                -                       -          25,354
                                 ------------------  ---------------         ---------------  --------------
 TOTAL OTHER ASSETS                         64,244                -                       -          64,244


 TOTAL ASSETS                    $       2,761,202   $            -          $            -   $   2,761,202
                                 ==================  ===============         ================  ==============

 LIABILITIES AND EQUITY

                                    American            American                Pro Forma
                                      Eagle               Eagle                  Entries
                                   Corporation         Manufacturing               and
                                 and Subsidiaries           Co.        Note   Elimination's    Consolidated
                                 ------------------  ---------------         ---------------  --------------


 CURRENT LIABILITIES
 Notes payable                   $         150,000   $      216,500       3                   $     336,650
 Accounts payable                           49,300          330,529       3                          379,829
 Accrued interest                            2,300                -                       -           2,300
                                 ------------------  ---------------         ---------------  --------------
 TOTAL CURRENT LIABILITIES                 201,600          547,029 5                                201,600




 STOCKHOLDERS' EQUITY
 Common stock                               16,707              983     1,2           1,629          19,319
 Additional contributed capital          4,162,711        7,770,328   1,2,4      (7,770,328)      4,162,711
 Retained deficit                       (1,619,816)      (8,318,340)    3,4       7,768,699      (2,169,457)
                                 ------------------  ---------------         ---------------  --------------
 TOTAL STOCKHOLDERS' EQUITY              2,559,602         (547,029)                -             2,559,602



 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY            $       2,761,202   $            -          $            -   $   2,761,202
                                 ==================  ===============         ================  ==============


Notes
1.     To record acquisition of American Eagle Corporation and Subsidiaries by American Eagle Manufacturing
       Co.
2.     To eliminate investment in American Eagle Corporation and Subsidiaries in consolidation.
3.     Subsequent to September 30, 2003, a majority of the debts of the shell, American Eagle Manufacturing
       Co. have been settled.
4.     To record quasi reorganization to reduce retained deficit in American Eagle Manufacturing Co. to approximately $0.
5.     Does not reflect the settlement of approximately $420,000 of notes payable and accounts payable subsequent to September 30, 2003.

(c)  Exhibits:

     2.1 (1)     Exchange  Agreement
    16.1 (1)     Letter  from  Malone  &  Bailey,  PLLC

(1) Previously filed as an exhibit to the Form 8-K filed on December 18, 2003.

Item 8.  CHANGE IN FISCAL YEAR

The Company's board of directors elected to change the Company's fiscal year end from December 30th to June 30th. The Company will be filing a 10QSB for the quarter ended December 31st.


Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American  Eagle  Manufacturing  Co.


February  10 2004


/s/  Don  R.  Logan
--------------------------------------------
Don  R.  Logan
Chief  Executive  Officer